THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

                                     WARRANT

                            TO PURCHASE COMMON STOCK

                                       OF

                         VYTERIS HOLDINGS (NEVADA), INC.

Issue Date: August 19, 2005                                       Warrant No. __

     THIS CERTIFIES that _____________________ or any subsequent holder hereof (the "Holder"), has the right to purchase from VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "Company"), up to ______________ fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., eastern time, on the seventh (7th) anniversary of the Issue Date or, if such day is not a Business Day, on the next succeeding Business Day (the "Expiration Date"). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of August 19, 2005 (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement and the Debenture.

     1.   Exercise.

     (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $2.88, subject to adjustment for the events specified in Section 6 below.

     (b) Exercise Notice. In order to exercise this Warrant, the Holder shall
(i) send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice"), (ii) deliver the original Warrant and, in the case of a Cash Exercise (as defined below), the Exercise Price to the Company. The Exercise Notice shall also state the name or names in which the Warrant Shares issuable on such exercise shall be issued. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company's independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three
(3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

     2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and
(C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a "Delivery Date"), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

     3. Failure to Deliver Warrant Shares.

     (a) In the event that the Company fails for any reason (other than as a result of the Holder's failure, in the case of a Cash Exercise (as defined below), to pay the aggregate Exercise Price for the Warrant Shares being purchased) to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), and such default continues for five (5) Business Days following delivery of a written notice of such default by the Holder to the Company, the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twelve percent (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any Governmental Agency (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth
(5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

     (b) The Holder's rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).

     4. Exercise Limitations. In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this paragraph 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this paragraph 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is agreed to in writing by the Holder and approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right to waive the provisions of this Section 4 upon prior written notice to the Company following the announcement of a Major Transaction (as defined below), or otherwise upon sixty (60) days' prior written notice to the Company.

     5. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

     (a) through a cash exercise (a "Cash Exercise") by delivering immediately available funds, or

     (b) if, following the one-year anniversary of the Issue Date, an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, or if the Company otherwise consents in writing, through a cashless exercise (a "Cashless Exercise"). The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder a number of Warrant Shares determined as follows:

             X = Y x (A-B)/A

where:       X = the number of Warrant Shares to be issued to the Holder;

             Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

             A = the Market Price as of the Exercise Date; and

             B = the Exercise Price.

     It is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date. For purposes hereof, (A) "Market Price" means, as of a particular date, the average of the Closing Bid Prices for the Common Stock occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date, and
(B) "Closing Bid Price" means, with respect to the Common Stock as of any Trading Day, the Closing Bid Price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the Closing Bid Price, then the last price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last Closing Bid Price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no Closing Bid Price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation and reasonably acceptable to the Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm's determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.

     (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b) Distributions. If the Company shall declare or make any distribution of its assets

(or rights to acquire its assets) to holders of Common Stock (including without limitation any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to the Holder at least ten (10) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is made (the "Distribution Date"). In the Distribution Notice to the Holder, the Company shall indicate whether the Company has elected (A) upon any exercise of this Warrant on or after the Record Date, to deliver to the Holder on the Distribution Date (for any exercise effected on or prior to the Distribution Date) or the applicable Delivery Date (for any exercise effected after the Distribution Date), the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant) had the Holder been the holder of such shares of Common Stock on the Record Date or (B) upon any exercise of this Warrant on or after the Record Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Board of Directors of the Company. If the Company does not notify the Holder of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c)  Dilutive Issuances.

          (i) Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph 6(c), is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then the Exercise Price shall be adjusted as follows:

              (A) if such Dilutive Issuance occurs prior to the Weighted Average Trigger Date, then effective immediately upon such Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph 6(c)(iii) below).

              (B) if such Dilutive Issuance occurs on or after the Weighted Average Trigger Date, then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:


              N  + N
               0    1
             ---------
              N  + N
               0    2
where:

          N  = the number of shares of Common Stock outstanding immediately
           0 prior to such Dilutive Issuance (without taking into account any Convertible Securities or Purchase Rights, including the Debentures and Warrants);

          N  = the number of shares of Common Stock which the aggregate
           1 consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph 6(c)(iii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

          N  = the number of such additional shares of Common Stock so issued,
           2   sold or deemed issued or sold in such Dilutive Issuance.

          Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

          (ii) Adjustment Upon Below Market Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph
(iii) of this paragraph 6(c), is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the date of such issuance or sale (or deemed issuance or sale) (a "Below Market Issuance"), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:


          N  + N
           0    1
         ---------
          N  + N
           0    2

where:

          N   = the number of shares of Common Stock outstanding immediately
           0 prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Below Market Issuance (without taking into account any shares of Common Stock issuable upon exercise, exchange or exercise of any Debentures or Warrants);

          N   = the number of shares of Common Stock which the aggregate
           1 consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market

                Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph 6(c)(iii) below) would purchase at the Market Price in effect on the date of such Below Market Issuance; and

          N   = the number of such additional shares of Common Stock so issued,
           2    sold or deemed issued or sold in such Below Market Issuance.

          Notwithstanding the foregoing, no adjustment shall be made pursuant to this paragraph 6(c)(ii) if such adjustment would result in an increase in the Exercise Price or if such adjustment would lead to a higher exercise price than an adjustment pursuant to paragraph 6(c)(i), in which case the provisions of paragraph 6(c)(i) shall apply.

          (iii) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) or (ii) of this paragraph 6(c), the following will be applicable:

                (A) Issuance Of Purchase Rights. If, at any time after the Issue Date, the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (or the price of any exercise of Convertible Securities that may be acquired under such Purchase Rights, if applicable) is less than the Market Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full exercise, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Purchase Rights so issued are not Variable Rate Securities, then for purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the exercise, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (iii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full exercise, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the exercise, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Purchase

     Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                (B) Issuance Of Convertible Securities. If, at any time after the Issue Date, the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such exercise, exercise or exchange is less than the Market Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the exercise, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold are not Variable Rate Securities, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, exercise or exchange" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (iii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise, exercise or exchange of all such Convertible Securities. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities, upon the expiration or termination of the right to convert such Convertible Securities into Common Stock, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                (C) Issuance of Variable Rate Securities. If any Purchase Rights or Convertible Securities, including Convertible Securities issuable on exercise of Purchase Rights, constitute Variable Rate Securities, then for purposes of the first sentence of subparagraphs (iii) (A) and (iii)(B) of this paragraph 6(c), the "price per share for which Common Stock is issuable upon such exercise, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Security have been satisfied) if the exercise price of such Variable Rate Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual exercise price on such date (the "Assumed Variable Market Price"), and, further, if such Variable Rate Security at any time or times thereafter is exercised, purchased or converted at a price lower that the Assumed Variable Market Price, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price existing at the time of such exercise, purchase or conversion. To the extent that shares of Common Stock are not delivered pursuant to the exercise, purchase, or exercise of such Variable Rate Securities, upon the expiration or termination of the right to exercise, purchase or convert such Variable Rate Securities into Common Stock, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Variable Rate Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                (D) Change In Option Price Or Exercise Rate. If, following an adjustment to the Exercise Price upon the issuance of Purchase Rights or Convertible Securities pursuant to a Below Market Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the exercise, exercise or exchange of any Convertible Securities; or (z) formula for determining the number of shares issuable under a Variable Rate Security (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed exercise, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                (E) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this paragraph 6(c) for the issuance of the Disregarded Securities or upon any exercise, exercise or exchange thereof. The independent members of the Company's

     Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

                (F) Issuances Pursuant To Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not included in the Disclosure Schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Debentures or Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

          (iv) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this paragraph 6(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities purchased under the Securities Purchase Agreement (including all securities issued to any finder or broker for facilitating the purchase of the Debentures and the Warrants); (II) securities issued upon exercise of the Debentures or Warrants; (III) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors (or a duly authorized committee thereof) pursuant to one or more stock option plans or restricted stock plans in effect as of the Closing Date or adopted after the Closing Date by the Board of Directors (or a duly authorized committee thereof) or by the Company's shareholders, or (y) vendors, either directly or pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors (or a duly authorized committee thereof) or by the Company's shareholders; (IV) any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of such borrowing (or, in the case of a borrowing under the existing working capital facility provided by Spencer Trask and the Related Parties, does not exceed forty percent (40%) of such borrowing); (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Initial Effective Date; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof; (VIII) shares of Common Stock issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company's business and not in connection with a transaction the primary purpose of which is to raise equity capital, (IX) shares of Common Stock issued pursuant to a registered public offering underwritten on a best efforts basis by Spencer Trask or a nationally-recognized investment bank with net proceeds to the Company of at least fifteen million dollars ($15,000,000), and (X) the Additional Registrable Securities (as defined in the Registration Rights Agreement).

     (d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will give the Holder at least ten (10) Trading Days' written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and the Holder shall be permitted to either (i) where the consideration received by the Company or its stockholders consists (in whole or in part) of cash, require the Company to repurchase this Warrant for an amount to the value of this Warrant calculated pursuant to the Black-Scholes pricing model or (ii) exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains this Warrant or any portion hereof following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (e) Notice Of Adjustments. Upon the occurrence of one or more adjustments or readjustments of the Exercise Price pursuant to this paragraph 6 or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

     (f) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6. Any adjustment made herein that results in a decrease in the

Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7.   Fractional Interests.

          No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8.   Transfer of this Warrant.

          The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within ten (10) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     9.   Benefits of this Warrant.

          This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10.  Loss, theft, destruction or mutilation of Warrant.

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date in replacement for the lost, stolen, destroyed or mutilated Warrant.

     11.  Notice or Demands.

          Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

          If to the Company:

          Vyteris Holdings (Nevada), Inc.
          13-01 Pollitt Drive
          Fair Lawn, NJ 07410
          Attn: Chief Financial Officer
          Tel:  201-703-2299
          Fax:  201-703-2295

          with a copy to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, New Jersey 07068
          Attn: Peter H. Ehrenberg, Esq.
          Tel:  973-597-2350
          Fax:  973-597-2351

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

     12.  Taxes.

          The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     13.  Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     14.  Amendments.

          No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.


                         VYTERIS HOLDINGS (NEVADA), INC.

                         By:
                             ---------------------------
                             Name:
                             Title:

                                                            EXHIBIT A to WARRANT

                                 EXERCISE NOTICE


     The undersigned Holder hereby irrevocably exercises the right to purchase ___________ of the shares of Common Stock ("Warrant Shares") of VYTERIS HOLDINGS (NEVADA), INC. evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

        ______ a Cash Exercise with respect to __________ Warrant Shares; and/or

        ______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

     2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date:
      ------------------------------

------------------------------------
     Name of Registered Holder

By:
    --------------------------------
    Name:
    Title:

     By tendering this Exercise Notice, the Holder represents to the Company that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D, and that it is acquiring the Warrants Shares solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, the Holder does not agree to hold the Warrants Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Warrants Shares at any time in accordance with the provisions of the Warrant and with Federal and state securities laws applicable to such sale, transfer or disposition.

                                                            EXHIBIT B to WARRANT

                                 TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of VYTERIS HOLDINGS (NEVADA), INC. evidenced by the attached Warrant. By signing this Transfer Notice, the transferee agrees to be legally bound by the terms of the attached Warrant and of the related Securities Purchase Agreement and Registration Rights Agreement applicable to an Investor.

Date:
      ------------------------------

-----------------------------------
    Name of Registered Holder

By:
    --------------------------------
    Name:
    Title:

Accepted and Agreed:

------------------------------------
         Transferee Name

By:
    --------------------------------
    Name:
    Title:

Address:

------------------------------------

------------------------------------

------------------------------------